EXHIBIT 11.1

                                   EASCO, INC.
                   CALCULATION OF NET INCOME PER COMMON SHARE
                (NUMBERS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


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
                                                             THREE MONTHS ENDED                       NINE MONTHS ENDED
                                                      ---------------------------------       --------------------------------
                                                      SEPTEMBER 30,       SEPTEMBER 30,       SEPTEMBER 30,      SEPTEMBER 30,
                                                           1998                1997                1998               1997
                                                      -------------       -------------       -------------      -------------
                                                                  (UNAUDITED)                           (UNAUDITED)

Weighted average shares of Common Stock
     issued                                               12,480              12,419              12,469             12,416

Less:  Weighted average Treasury Stock                     2,416               2,005               2,144              2,005
            outstanding                                   ------              ------              ------             -----


Weighted average shares of Common Stock
     issued and outstanding                               10,064              10,414              10,325             10,411

Add:  Weighted average shares of Common
            Stock equivalents (stock options)                259                 322                 317                218
                                                         -------             -------             -------            -------

Weighted average shares of Common
    Stock and Common Stock equivalents
    outstanding                                           10,323              10,736              10,642             10,629
                                                         =======             =======             =======            =======

Net income                                               $ 2,045             $ 1,277             $ 7,585            $ 2,767
                                                         =======             =======             =======            =======


Basic earnings per share                                 $  0.20             $  0.12             $  0.73            $  0.27
                                                         =======             =======             =======            =======
Diluted earnings per share                               $  0.20             $  0.12             $  0.71            $  0.26
                                                         =======             =======             =======            =======
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